Cardax Awarded U.S. Inflammation Patent

Patent Covers Use of Cardax Compounds Alone or in Combination with Other Drugs

November 17, 2015 2:00 PM Eastern Standard Time

HONOLULU--(BUSINESS WIRE)--Cardax, Inc. (“Cardax”) (OTCQB:CDXI) announced today that it was awarded a U.S. patent covering the use of CDX-085 and the Company’s other patented compounds for reduction of tissue damage associated with inflammation. The patent also protects the use of these Cardax compounds in combination with well-known anti-inflammatory treatments such as prednisone and other steroids as well as celecoxib (Celebrex®), aspirin, naproxen, ibuprofen, and other NSAIDs.

“Given that inflammation plays a fundamental role in the cause of chronic disease,” said Cardax President and CEO, David G. Watumull, “this patent provides yet another layer of important intellectual property protection for our platform.”

The patent was issued as United States Patent 9,180,111 on November 10, 2015, and brings the total number of issued Cardax patents to 21, with 14 in the U.S. and 7 abroad.

About Cardax

Cardax is a development stage life sciences company that devotes substantially all of its efforts to developing consumer health and pharmaceutical products that it believes will provide many of the anti-inflammatory benefits of steroids or NSAIDS by targeting many of the same inflammatory pathways and mediators, but with exceptional safety profiles. Cardax is preparing proprietary nature-identical products and related derivatives by total synthesis to provide scalable, pure, and economical therapies for diseases where inflammation and oxidative stress are strongly implicated, including, but not limited to, osteoarthritis, rheumatoid arthritis, dyslipidemia, metabolic disease, diabetes, cardiovascular disease, hepatitis, cognitive decline, macular degeneration, and prostate disease. The initial primary focus of Cardax is its astaxanthin technologies. Astaxanthin is a powerful and safe naturally occurring anti-inflammatory and anti-oxidant without the adverse side effects typical of anti-inflammatory treatments using steroids or NSAIDS, including immune system suppression, liver damage, cardiovascular disease risk, and gastrointestinal bleeding. The safety and efficacy of Cardax’s product candidates have not been directly evaluated in clinical trials or confirmed by the FDA.

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For additional information, please contact:

Janice Kam

1-808-457-1400

press@cardaxpharma.com